Clean Coal Technologies Inc. Announces the Appointment of Wall Street Veteran Aiden Neary as Chief Financial Officer

New York, NY, November 26, 2013  - Clean Coal Technologies, Inc. (CCTC) ("the Company"), an emerging cleaner-energy company utilizing patented technology to convert raw coal into a cleaner burning and more efficient fuel, today announced that Mr. Aiden Neary has been appointed as Chief Financial Officer of the Company, effective immediately.

"Aiden's broad based experience as a financial professional, including with some of the largest global financial firms, more than qualifies him to lead our financial operations, join our management team, and to work closely with our board on strategic issues," said Robin Eves, CEO of Clean Coal Technologies. “This is an exciting stage in our company's growth and Aiden's strong track record in helping organizations finance their growth makes him ideal for our organization."

Mr. Neary brings to CCTC more than 15 years of professional experience through his work with several prominent global investment banks. Mr. Neary brings tremendous experience in adapting quickly to changing environmental landscapes, while maintaining a strong corporate governance and control structure, and engaging and motivating the teams he is responsible for overseeing. His professional career started in London where he held senior financial positions at ING and Schroders bank before moving to UBS in 2000. His career has taken him from London to Hong Kong, Tokyo and New York.

Mr. Neary is a former Managing Director of UBS where he held several key roles, including serving as COO of its global commodities business and Chief of Staff and member of the global equity management team.

Mr. Neary holds a degree in Accounting and Law from Kingston University in London, and is a Chartered Management Accountant.

"Joining CCTC at this pivotal time is extremely exciting," said Mr. Neary. "With the company's strong set of investors committed to the company, we are positioned to be a major player in the energy space. I look forward to working with management and the board to deliver on each of our goals."

About Clean Coal Technologies, Inc.Clean Coal Technologies, Inc., a cleaner-energy technology company with headquarters in New York City, NY, holds patented process technology and other intellectual property that converts raw coal into a cleaner burning fuel. The Company's trademarked end products, "Pristine™" coals, are significantly more efficient, less polluting, more cost-effective, and provide more heat than untreated coal. The principal elements of the Company's pre combustion technology are based on well-proven science and tried-and-

tested industrial components. The Company's clean coal technology may reduce some 90% of chemical pollutants from coal, including Sulfur and Mercury, thereby reducing emissions affecting some coal-fired power plants.

For more information about Clean Coal Technologies please visit: www.cleancoaltechnologiesinc.com

This press release may contain forward-looking statements that reflect the Company's current expectations and projections about future results, performance, prospects and opportunities. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, the Company assumes no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.

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646-862-4607

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